February 3, 2020	Contact:	Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Howard Coker to Succeed Rob Tiede as Sonoco's Chief Executive Officer
Company Provides Fourth Quarter 2019 Update

Hartsville, S.C., U.S. - Sonoco (NYSE: SON), one of the most sustainable diversified global packaging companies, today announced its Board of Directors has unanimously elected R. Howard Coker, the Company’s current senior vice president of its Paper/Industrial Converted Products segment, as its president and chief executive officer, effective immediately.

Coker, 57, succeeds Robert C. Tiede, 61, who has elected to retire from Sonoco after serving as president and CEO since April 2018. Coker has also been elected to the Company’s Board of Directors, replacing Tiede.

James M. Micali, Lead Independent Director of Sonoco’s Board, said, “Howard’s strong operating acumen, along with his passion for Sonoco, has played a significant role in the development of our global Industrial and Consumer businesses over his 35-year career. He has built an outstanding track record of growth and improved business performance and is an authentic leader, who is driven by Sonoco’s core values. He is well positioned to lead Sonoco into the next decade.”

“I’m honored by the confidence the Board has shown in me and embrace this opportunity,” Coker said. “I grew up in this company, so I am deeply connected to Sonoco, its culture and all the people who have helped build it into what it is today. I look forward to working with our strong leadership team, alongside our 23,000 associates globally, to build Sonoco into an even greater company to the benefit of our shareholders, our people and our communities.”

Tiede became Sonoco’s CEO in April 2018 after serving as executive vice president and chief operating officer from 2016, in addition to holding other senior leadership roles throughout his career with the organization.

Tiede said, “I have thoroughly enjoyed my career with Sonoco, from running several Consumer businesses to working on key acquisitions. I am proud to have been part of building the Company to where it is today. I want to wish the entire Sonoco team, and especially Howard, all the success in the future.”

Micali added, “We are grateful to Rob for his many contributions to Sonoco over his 20-year career and wish him all the best in retirement.”

Fourth Quarter 2019 Update
Sonoco expects fourth-quarter 2019 sales to be approximately $1.3 billion and GAAP net income attributable to Sonoco to be between $0.43 and $0.45 per diluted share. 2019 fourth-quarter results are expected to include net after-tax charges of approximately $0.31 per diluted share related to asset impairments, restructuring actions, non-operating pension costs and acquisition-related expenses. Sonoco previously provided GAAP earnings guidance of $0.54 to $0.64 per diluted share, which did not fully anticipate the final amount of restructuring and acquisition-related costs as well as certain non-cash asset impairment charges incurred in the fourth quarter.

Exhibit 99

Base net income attributable to Sonoco for the fourth quarter is expected to be between $0.74 and $0.76 per diluted share. Sonoco previously provided fourth quarter 2019 base earnings guidance of $0.72 to $0.76 per diluted share. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring-related items, asset impairment charges, acquisition expenses, certain income tax-related events, non-operating pension costs and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the ongoing operating performance of the business.

Sonoco will release its fourth-quarter and full-year 2019 financial results before the market opens on Thursday, February 13, 2020. A conference call and webcast will be held to further discuss its results beginning at 11 a.m. ET. The live conference call and a corresponding presentation can be accessed via the internet at www.sonoco.com under the Investor Relations section, or at http://investor.sonoco.com. A telephonic replay of the call will be available starting at 2 p.m. ET, to U.S. callers at 855-859-2056 and international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 3088504. The archived call will be available through February 23, 2020.

About Howard Coker
Coker joined Sonoco in 1985 and has held a number of senior leadership positions in businesses serving consumer and industrial markets. Prior to being elected president and CEO, he was senior vice president, Global Paper/Industrial Converted Products, where he led all of Sonoco’s Industrial-related business, including Industrial Europe/Australia/New Zealand; Tubes and Cores, U.S. and Canada; Paper/Adhesives, U.S. and Canada; Sonoco Recycling; Conitex/Asia; Reels; and Industrial Latin America and Brazil. He previously served as senior vice president, Rigid Paper Containers and Paper/Engineered Carriers International, where he had responsibility for the Company’s global paperboard can operations in North America, South America, Europe and Asia, as well as paper, tube and core operations in Europe, Latin America and Australasia. He also served as group vice president, Global Rigid Paper and Closures and Paper/Industrial Converted Products, EMEA, Asia, Australia and New Zealand; group vice president, Global Rigid Paper and Plastics; vice president, Rigid Paper and Closures; and vice president and general manager, Rigid Paper and Closures. Coker is a 1985 graduate of Wofford College with a BA in business administration and received an MBA from Wake Forest University in 1990. He is married, has three children and resides in Hartsville, S.C.

About Sonoco
Founded in 1899, Sonoco (NYSE: SON) is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $5.4 billion, the Company has 23,000 employees working in approximately 300 operations in 36 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2020 as well as Barron’s 100 Most Sustainable Companies. For more information, visit www.sonoco.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision,” “assume,” “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs, including the impact of changes in tariffs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development

Exhibit 99

spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:
•availability and pricing of raw materials, including the impact of changes in tariffs, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;
•costs of labor;
•work stoppages due to labor disputes;
•success of new product development, introduction and sales;
•consumer demand for products and changing consumer preferences;
•ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;
•competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;
•ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;
•ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;
•ability to improve margins and leverage cash flows and financial position;
•continued strength of our paperboard-based tubes and cores and composite can operations;
•ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;
•ability to maintain innovative technological market leadership and a reputation for quality;
•ability to profitably maintain and grow existing domestic and international business and market share;
•ability to expand geographically and win profitable new business;
•ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;
•the costs, timing and results of restructuring activities;
•availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;
•effects of our indebtedness on our cash flow and business activities;
•fluctuations in interest rates and our borrowing costs;
•fluctuations in obligations and earnings of pension and postretirement benefit plans;
•accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;
•cost of employee and retiree medical, health and life insurance benefits;
•resolution of income tax contingencies;
•foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;
•changes in U.S. and foreign tariffs, tax rates, and tax laws, regulations and interpretations thereof;
•challenges and assessments from tax authorities resulting from differences in interpretation of tax laws, including income, sales and use, property, value-added, employment and other taxes;
•accuracy in valuation of deferred tax assets;

Exhibit 99

•accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;
•accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;
•ability to maintain effective internal controls over financial reporting;
•liability for and anticipated costs of environmental remediation actions;
•effects of environmental laws and regulations;
•operational disruptions at our major facilities;
•failure or disruptions in our information technologies;
•failure of third party transportation providers to deliver our products to our customers or to deliver raw materials to us;
•substantially lower than normal crop yields;
•loss of consumer or investor confidence;
•ability to protect our intellectual property rights;
•changes in laws and regulations relating to packaging for food products and foods packaged therein, other actions and public concerns about products packaged in our containers, or chemicals or substances used in raw materials or in the manufacturing process;
•changing climate, climate change regulations and greenhouse gas effects;
•actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company and increased costs of compliance;
•anticipated impact on our operations of Brexit;
•international, national and local economic and market conditions and levels of unemployment; and
•economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.